                                 AMENDMENT NO. 1

          THIS AMENDMENT NO. 1 (this "Amendment") to the Credit Agreement (as defined below) is entered into as of April 30, 1996 by and among The Coleman Company, Inc. (the "Company"), certain foreign subsidiaries of the Company party thereto (each a "Foreign Borrower" and, collectively, together with the Company, the "Borrowers"), the Lenders party thereto (the "Lenders") and Credit Suisse, as agent for the Lenders (the "Agent").

          WHEREAS, the Borrowers, the Lenders and the Agent are party to the Amended and Restated Credit Agreement dated as of August 3, 1995 (as amended, supplemented or otherwise modified from time to time, the "Agreement"; capitalized terms used but not defined herein shall have their respective meanings specified in the Agreement); and

          WHEREAS, the Borrowers have requested that the Lenders and the Agent agree, and the Lenders and the Agent are willing, to amend the Agreement, on the terms and conditions of this Amendment, in order to, among other things,
(i) provide for a term loan facility in French Francs for the use of the Company in an aggregate principal Equivalent Alternative Currency Amount, with respect to the date of borrowing thereof, of $75,000,000, (ii) reduce the Revolving Credit Facility to an aggregate principal amount of $275,000,000, and
(iii) increase the Multicurrency Facility, a subfacility of the Revolving Credit Facility, to an aggregate principal amount of $75,000,000.

          NOW, THEREFORE, in consideration of the premises and the mutual agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

          SECTION 1. AMENDMENTS. Subject to the satisfaction of the conditions to effectiveness specified in Section 5 hereof, the Agreement shall be amended as follows:

               (a)     Section 1.01 (DEFINITIONS) shall be amended by:

               (i) inserting the following definitions in their respective appropriate alphabetic location:

               "'ADG' means Application des Gaz SA, a company formed under the laws of France."

               "'ADG ACQUISITION' means the acquisition by the Company or any of its Wholly-Owned Subsidiaries (without giving effect to the proviso in the definition thereof) of more than 50% of the Voting Power of the issued and outstanding capital stock, and 59.9% or more of the interest in the capital or profits, of ADG."

               "'ADG EXCESS' means, at any time after the ADG Acquisition, the amount by which the Debt of ADG permitted pursuant to Section 5.02(b)(iii)(M) exceeds $40,000,000 at such time."

               "'AGENT'S FRENCH FRANC ACCOUNT' means the account of the Agent maintained by the Agent at the location specified in writing from time to time by the Agent to the Company."

               "'AMENDMENT NO. 1' means Amendment No. 1, dated as of April 30, 1996, to this Agreement."

               "'AMENDMENT NO. 1 EFFECTIVE DATE' means the date that the conditions precedent to the effectiveness of Amendment No. 1 set forth therein shall have been satisfied."

               "'BAFIGES' means Bafiges S.A., a company formed under the laws of France and an indirect Wholly-Owned Subsidiary of the Company."

               "'COMPANY'S FRENCH FRANC ACCOUNT' means the account of the Company maintained by the Company with Credit Suisse at its office in Paris, France."

               "'FRENCH FRANCS' or 'FFR' means francs in lawful currency of the Republic of France."

               "'MATURITY DATE' means April 30, 2001 (or, if such date is not a Business Day, the next succeeding Business Day), or such earlier date pursuant to Section 6.01."

               "'NOTICE OF TERM LOAN BORROWING' has the meaning specified in
          Section 2.03(a)(ii)."

               "'ORAS' means OBLIGATIONS REMBOURSABLE EN ACTIONS issued from time to time by Bafiges denominated in French Francs in an aggregate principal amount not to exceed FFr450,000,000 in connection with the acquisition by Bafiges or any Wholly-Owned Subsidiary of Bafiges of not less than a majority of the issued and outstanding capital stock of ADG; PROVIDED that (i) any such ORA shall be purchased and held at all times by the Company or any Wholly-Owned Subsidiary of the Company (other than any Foreign Subsidiary), (ii) Bafiges shall, at all times when any ORA has been issued and is outstanding, (x) be a Wholly-Owned Subsidiary (without giving effect to the proviso in the definition thereof) of the Company and (y) own no assets other than capital stock of ADG or any Wholly-Owned Subsidiary of the Company and cash necessary to fund activities necessary and incidental thereto and
          (iii) substantially final drafts of the documentation governing any such ORA shall have been furnished to the Agent and the Lenders at least 5 Business Days prior to the issuance thereof."

               "'SURPLUS PROCEEDS' means, as of any date, Net Cash Proceeds related to the issuance on or prior to such date of Additional Long-Term Notes in aggregate principal amount in excess of $160,000,000."

               "'TERM LOAN BORROWING' means a borrowing consisting of Term Loans of the same Type made by the Lenders on the same day."

               "'TERM LOAN COMMITMENT' has the meaning specified in
          Section 2.01."

               (ii) amending the definition of "Additional Long-Term Notes" by (A) inserting the words "from time to time" immediately prior to the words "after September 1, 1995" (B) deleting the number "$150,000,000" therein and substituting "$260,000,000" therefor,
          (C) deleting in clause (c) thereof the words "the date that is one year after the Termination Date" and substituting therefor "April 30, 2002, (D) inserting the words "(PROVIDED, HOWEVER, that Additional Long-Term Notes may require mandatory prepayments to be made
          (X) during the year immediately preceding April 30, 2001 in an aggregate amount not to exceed $14,000,000 and (Y) during the year immediately following April 30, 2001 in an aggregate amount not to exceed $14,000,000)" immediately following the words "the Termination Date" in clause (c) thereof and (E) deleting the words "the net proceeds" immediately following the subsection reference "(iii)" therein and substituting the words "the Surplus Proceeds" therefor;

               (iii) amending the definition of "Affiliate" by inserting the words "; PROVIDED, HOWEVER, that Butagaz S.A. shall not be deemed to be an Affiliate of the Company or any of its Subsidiaries solely by reason of the ownership by Butagaz S.A. of any shares of capital stock of ADG owned by Butagaz S.A. prior to the ADG Acquisition or any other shares of ADG that represent in the aggregate no more than 5% of the Voting Power of the capital stock of ADG but do not represent an interest in the capital or profits of ADG" immediately prior to the final period in the final sentence thereof;

               (iv) deleting the definition of "Alternative Currency" in its entirety and substituting the following therefor:

               "'ALTERNATIVE CURRENCY' means, in the case of a Revolving Credit Loan, any General Alternative Currency or any Specified Alternative Currency or, with respect to a Term Loan, French Francs."

               (v) deleting the definition of "Applicable Currency" in its entirety and substituting the following therefor:

               "'APPLICABLE CURRENCY' means Dollars, any Alternative Currency selected by a Borrower pursuant to Section 2.02(b) or, with respect to Term Loans, French Francs."

               (vi)    amending the definition of "Applicable Margin" by
          (A) deleting the first table thereof in its entirety and substituting the following therefor:

                       TOTAL                        APPLICABLE
                      DEBT TO                          LIBOR
                    EBITDA RATIO                    LOAN MARGIN
                    ------------                    -----------

               Below 2.00                               0.25%

               At or above 2.00, but
               below 2.50                               0.325%

               At or above 2.50, but
               below 2.75                               0.425%

               At or above 2.75, but
               below 3.25                               0.50%

               At or above 3.25, but
               below 3.50                               0.575%

               At or above 3.50, but
               below 3.75                               0.80%

               At or above 3.75                         0.925%

          and (B) deleting the second table thereof in its entirety and substituting the following therefor:

                                                    APPLICABLE
                       TOTAL                           LIBOR
                      DEBT TO                     LOAN MARGIN FOR
                    EBITDA RATIO                    LOCAL LOANS
                    ------------                    -----------

               Below 2.00                               0.35%

               At or above 2.00, but
               below 2.50                               0.425%

               At or above 2.50, but
               below 2.75                               0.525%

               At or above 2.75, but
               below 3.25                               0.60%

               At or above 3.25, but
               below 3.50                               0.675%

               At or above 3.50, but
               below 3.75                               0.90%

               At or above 3.75                         1.025%


               (vii) amending the definition of "Borrowing" by inserting the words "a Term Loan Borrowing," immediately following the word "means";

               (viii)  amending the definition of "Business Day" by
          (x) inserting the words "or the Agent's French Franc Account" immediately following the words "Agent's Multicurrency Account" and
          (y) inserting the words "or a Term Loan" immediately following the words "Multicurrency Loan";

               (ix) amending the definition of "Debt" by (X) inserting the words "and Section 5.01(k)" immediately following to the words "the Facility Fee" in clause (x) of the proviso thereof, (Y) deleting clause (y) in the proviso thereof in its entirety and (Z) relettering clause (z) of the proviso thereof as clause (y);

               (x) amending the definition of "Excess Multicurrency Allotment" by deleting the number "110%" therefrom and substituting the number "16/15" therefor;

               (xi) deleting the definition of "Facility Share" in its entirety and substituting the following therefor:

               "'FACILITY SHARE' means, as at any date, as to any Lender, the sum of the Equivalent Dollar Amount of the outstanding principal amount of such Lender's Term Loan and its Revolving Credit Commitment in effect from time to time (or, after termination of the Revolving Credit Commitments, its outstanding principal amount of Revolving Credit Loans), expressed as a percentage of the sum of the Equivalent Dollar Amount of the aggregate principal amount of Term Loans then outstanding and the then-effective Revolving Credit Facility (or, after termination of the Revolving Credit Facility, the aggregate principal amount of Revolving Credit Loans outstanding)."

               (xii)   amending the definition of "Interest Coverage Ratio" by
          (x) deleting the words "LESS capital expenditures made by the Company or any of its Subsidiaries for continuing operations made during such period" and (y) deleting the proviso thereto;

               (xiii) amending the definition of "Interest Period" by deleting clause (a) thereof in its entirety and substituting the following therefor:

               "(a)    the applicable Borrower may not select any Interest
          Period that (i) with respect to any Revolving Credit Loan, ends after the Termination Date or (ii) with respect to any Term Loan, ends after the Maturity Date;"

               (xiv)   amending the definition of "LIBOR Reserve Percentage" by
          (x) inserting the words "or any Term Loan" immediately after the words "Multicurrency Loan" and (y) inserting the words "or any Lender, respectively" immediately after the words "Multicurrency Lender";

               (xv) amending the definition of "Multicurrency Facility" by deleting the number "$50,000,000" therein and substituting "$75,000,000" therefor;

               (xvi) amending the definition of "Net Cash Proceeds" by inserting the words "or any issuance and sale by any Person of any shares of capital stock, or options, warrants or any other rights to subscribe for or otherwise to acquire capital stock, of such Person, or any incurrence of Debt by any Person," immediately prior to the words "the amount of cash received" in the second line thereof;

               (xvii) amending the definition of "Notice of Borrowing" by inserting the words ", a Notice of Term Loan Borrowing" immediately prior to the words "a Notice of Swingline Borrowing";

               (xviii) deleting the definition of "Required Lenders" in its entirety and substituting the following therefor:

               "'REQUIRED LENDERS' means, at any time, Lenders (other than Affiliates of the Company) holding an Equivalent Dollar Amount of Term Loans and having aggregate Revolving Credit Commitments (or, after termination of the Revolving Credit Commitments, having an outstanding principal amount of Revolving Credit Loans, after giving effect to
          Section 2.14) in excess of 50% of the sum of (a) the Equivalent Dollar Amount of the aggregate principal amount of Term Loans then outstanding PLUS (b) the then-effective Revolving Credit Facility (or, after termination of the Revolving Credit Facility, the aggregate principal amount of Revolving Credit Loans outstanding, after giving effect to Section 2.14) (in each case excluding Term Loans and Revolving Credit Loans held by, and Revolving Credit Commitments of, Lenders that are Affiliates of the Company)."

               (xix) amending the definition of "Revolving Credit Facility" by deleting the number "$300,000,000" therein and substituting "$275,000,000" therefor;

               (xx) amending the definition of "Subsidiary" by deleting the words "directly or indirectly" therefrom;

               (xxi) deleting the definition of "Term Loan" in its entirety and substituting the following therefor:

               "'TERM LOAN' means, with respect to each Lender that is signatory hereto, the advance made by such Lender pursuant to Section 2.01, or, if such Lender has entered into one or more Assignments and Acceptances, and with respect to each other Lender, the amount set forth for such Lender in the Register maintained by the Agent pursuant to Section 8.07(c) as such Lender's "Term Loan", as the same may be reduced pursuant to Section 2.09 hereof."

               (xxii) deleting the definition of "Termination Date" in its entirety and substituting the following therefor:

               "'TERMINATION DATE' means April 30, 2001 (or, if such date is not a Business Day, the next succeeding Business Day) or the earlier date of termination in whole of the Revolving Credit Commitments of all the Lenders pursuant to Section 2.06 or 6.01."

               (xxiii) deleting the definition of "Wholly-Owned Subsidiary" in its entirety and substituting the following therefor:

               "'WHOLLY-OWNED SUBSIDIARY' of any Person means a Subsidiary with respect to which all of the shares of stock entitled, under ordinary circumstances, to vote for the election of directors or other managers of such Subsidiary (other than directors' qualifying shares) are owned by such Person, by such Person and one or more of its Wholly-Owned Subsidiaries, or by one or more of such Person's Wholly-Owned Subsidiaries; PROVIDED, HOWEVER, that, at such time as 80% or more of the interest in the capital or profits of ADG is owned by the Company or any of its Wholly-Owned Subsidiaries, ADG and its Wholly-Owned Subsidiaries shall be deemed to be Wholly-Owned Subsidiaries of the Company."

               (b) Section 2.01 (TERM LOANS) shall be amended by being deleted in its entirety and by substituting the following therefor:

               "SECTION 2.01. TERM LOANS. Each Lender severally agrees, upon the terms and subject to the conditions hereinafter set forth, to make a single advance in French Francs to the Company on the Amendment
          No. 1 Effective Date, in an amount not to exceed the amount set forth opposite such Lender's name on Schedule I hereto under the caption "French Franc Term Loans" (such Lender's "Term Loan Commitment"). Amounts of Term Loans repaid or prepaid from time to time may not be reborrowed."

               (c) Section 2.02 (THE REVOLVING CREDIT FACILITY) shall be amended by deleting from paragraph (c) thereof the number "$10,000,000" and substituting "$15,000,000" therefor.

               (d) Section 2.03 (MAKING OF THE WORKING CAPITAL LOANS, MULTICURRENCY LOANS AND SWING LINE LOANS) shall be amended by:

               (i) deleting the heading thereof and substituting the words "SECTION 2.03. MAKING OF LOANS." therefor;

               (ii) deleting paragraph (a) thereof in its entirety and by substituting the following therefor:

               "(a)    NOTICE OF TERM LOAN BORROWING OR WORKING CAPITAL
          BORROWING.  (i) Except as otherwise provided in this
          Section 2.03(a)(i) or in Section 2.03(c), each Term Loan Borrowing or Working Capital Borrowing shall be made on notice, given not later than 12:00 noon (New York City time), (A) in the case of a Borrowing comprised of Base Rate Loans, on the Business Day of the proposed Borrowing, (B) in the case of a Borrowing (other than a Term Loan Borrowing) comprised of LIBOR Loans, on the third Business Day prior to the date of the proposed Borrowing, and (C) in the case of a Term Loan Borrowing, on the fourth Business Day prior to the date of the proposed Borrowing, in either case, by the Company to the Agent, which shall give to each Lender prompt notice thereof by telex, telecopier or cable.

               (ii) Each notice of a Term Loan Borrowing (a "Notice of Term Loan Borrowing") or Working Capital Borrowing (a "Notice of Working Capital Borrowing") shall be by telefacsimile or delivered by hand, in substantially the form of Exhibit A-2 hereto, specifying therein the requested (A) date of such Borrowing, (B) Type of Loans comprising such Borrowing, (C) aggregate amount of such Borrowing, and, (D) in the case of a Borrowing comprised of LIBOR Loans, initial Interest Period for such Borrowing. In the case of a proposed Borrowing comprised of LIBOR Loans, the Agent shall promptly notify each Lender of the applicable interest rate under Section 2.08(b). Each Lender shall, before 1:00 p.m. (local time at the location of the Agent's Dollar Account or the Agent's French Franc Account, as applicable) on the date of such Borrowing, make available to the Agent at the Agent's Dollar Account, in the case of a Working Capital Borrowing, or the Agent's French Franc Account, in the case of a Term Loan Borrowing, in same day funds, such Lender's ratable portion of such Borrowing.
          After the Agent's receipt of such funds and upon fulfillment of the applicable conditions set forth in Article III, the Agent will make such funds available to the Company by crediting the Company's Dollar Account, in the case of a Working Capital Borrowing, or the Company's French Franc Account, in the case of a Term Loan Borrowing; PROVIDED, HOWEVER, that in the case of any Working Capital Borrowing, the Agent shall first make a portion of such funds, in an amount equal to the lesser of (x) the aggregate amount of the Swing Line Loans outstanding on the date of such Working Capital Borrowing or (y) the amount of such Working Capital Borrowing, available to the Swing Line Bank for repayment of such Swing Line Loans."

               (iii) deleting the number "12:00 noon" in the second line of paragraph (c) thereof and substituting the number "2:00 p.m." therefor.

               (iv) deleting the words "Agent's Account" in the seventh line of paragraph (c) thereof and substituting the words "Agent's Dollar Account" therefor.

               (e) Section 2.04 (ISSUANCE OF AND OTHER PROVISIONS IN REGARD TO LETTERS OF CREDIT) shall be amended by deleting the words "Agent's Account" from clause (ii) of paragraph (b) thereof and substituting the words "Agent's Dollar Account" therefor.

               (f)     Section 2.05 (FEES) of the Agreement shall be amended by

               (i) inserting the words "and on each Lender's Term Loans from the Amendment No. 1 Effective Date" immediately following the words "from July 1, 1995" in paragraph (a) thereof;

               (ii) inserting the words ", with respect to the Revolving Credit Facility, and until the Maturity Date, with respect to the Term Loans," immediately preceding the words "at the rate of 0.375%" in paragraph (a) thereof;

               (iii) inserting the words "and the Maturity Date" immediately preceding the proviso in paragraph (a) thereof;

               (iv) deleting the table in the proviso in paragraph (a) thereof in its entirety and substituting the following therefor:

                          Total Debt to
                           EBITDA Ratio           Applicable Rate
                           ------------           ---------------

                       Below 2.00                      0.15%

                       At or above 2.00, but
                       below 2.50                      0.175%

                       At or above 2.50, but
                       below 2.75                      0.20%

                       At or above 2.75, but
                       below 3.25                      0.25%

                       At or above 3.25, but
                       below 3.50                      0.30%

                       At or above 3.50                0.325%

          ; and

               (v) deleting the words "Agent's Account" therefrom and substituting the words "Agent's Dollar Account" therefor in paragraph (c) thereof.

               (g) Section 2.07 (REPAYMENT) shall be amended by deleting paragraph (a) thereof in its entirety and by substituting the following therefor:

               "(a)    TERM LOANS.  The Company shall repay to the Agent, for
          the account of the Lenders, the aggregate outstanding principal amount of the Term Loans, together with all accrued and unpaid interest thereon, on the Maturity Date."

               (h)     Sections 2.09 (PREPAYMENT) shall be amended by:

               (i) deleting from paragraph (a) thereof the words "(or at least one Business Day's notice for Base Rate Loans and same Business Day's notice for Swing Line Loans)" and substituting the words "(or same

          Business Day's notice by 12:00 p.m. for Base Rate Loans and same Business Day's notice by 2:00 p.m. for Swing Line Loans)" therefor.

               (ii) deleting paragraphs (b)(i) and (ii) in their entirety and substituting the following therefor:

               "(i)    The Company shall on the date of receipt by the Company
          or any of its Subsidiaries of the Net Cash Proceeds from the sale, lease, transfer or other disposition of any assets of the Company or any of its Subsidiaries (other than sales of assets expressly permitted by Section 5.02(d)), prepay, or, with respect to Multicurrency Loans to Foreign Borrowers, cause the prepayment of, an aggregate principal amount (or the Equivalent Dollar Amount, in the case of Term Loans and Multicurrency Loans) of the Term Loans and, after the Term Loans have been repaid in full, of the Revolving Credit Loans, in each case comprising part of the same Borrowing or Borrowings, equal to 100% of the amount of such Net Cash Proceeds. Each such prepayment applied to Revolving Credit Loans shall effect concomitant reductions in the Revolving Credit Facility and the Multicurrency Facility (but not in the Letter of Credit Facility or the Swing Line Facility, PROVIDED that, at no time, shall the Letter of Credit Facility or the Swing Line Facility exceed the Revolving Credit Facility); PROVIDED, HOWEVER, that if the Term Loans shall have been repaid in full and the aggregate commitments under the Revolving Credit Facility are less than or equal to $125,000,000, such Net Cash Proceeds shall be applied in accordance with Section 2.09(b)(iii); PROVIDED further that no such prepayment shall be required from Net Cash Proceeds resulting from transactions permitted by Section 5.02(d) that are reinvested in property, plant or equipment of the Company or any of its Subsidiaries within 270 days after such sale, lease, transfer or other disposition.

               (ii) The Company shall, on the date of receipt of Net Cash Proceeds by the Company or any of its Subsidiaries from the issuance and sale by the Company or any of its Subsidiaries of any shares of capital stock, or options, warrants or any other rights to subscribe for or otherwise acquire capital stock, of the Company or any of its Subsidiaries (other than in respect of employee stock options) to any Person (other than to the Company or any of its Subsidiaries), and, on the date of receipt of Net Cash Proceeds from the incurrence of any Debt of the Company or any of its Subsidiaries (other than Debt permitted pursuant to Section 5.02(b)) and, on the date of receipt of Surplus Proceeds from the issuance by the

          Company of any Additional Long-Term Notes, prepay, or, with respect to Multicurrency Loans to Foreign Borrowers, cause the prepayment of, an aggregate principal amount (or the Equivalent Dollar Amount, in the case of Term Loans and Multicurrency Loans) of the Term Loans and, after the Term Loans have been repaid in full, of the Revolving Credit Loans, in each case comprising part of the same Borrowing or Borrowings, equal to 100% of the amount of such Net Cash Proceeds or Surplus Proceeds, as the case may be. Each such prepayment applied to Revolving Credit Loans shall effect concomitant reductions in the Revolving Credit Facility and the Multicurrency Facility (but not in the Letter of Credit Facility or the Swing Line Facility, PROVIDED that, at no time, shall the Letter of Credit Facility or the Swing Line Facility exceed the Revolving Credit Facility); PROVIDED, HOWEVER, that if the Term Loans shall have been repaid in full and the aggregate commitments under the Revolving Credit Facility are less than or equal to $125,000,000, such Net Cash Proceeds or Surplus Proceeds, as the case may be, shall be applied in accordance with
          Section 2.09(b)(iii). The Company shall not be obligated to apply any proceeds (other than Surplus Proceeds) from the issuance of any Additional Long-Term Note to the prepayment of any Loan; PROVIDED, that any prepayment of any Revolving Credit Loan made from such proceeds (other than Surplus Proceeds) of any Additional Long-Term Note pursuant to Section 2.09(a) shall not effect any reduction in the Revolving Credit Facility or the Multicurrency Facility. Each Borrower of Local Loans in Italian Lire that is domiciled in the Republic of Italy shall repay such Local Loan on the termination of any Lire Borrowing Period that is not renewed in accordance with the terms of this Agreement."

               (iii) inserting in paragraph (b)(iii) thereof the words "the Term Loans shall have been repaid in full and" immediately following the words "At such time as";

               (iv) deleting in clause (B)(I) of paragraph (b)(iv) thereof the number "110%" therefrom and substituting the number "16/15" therefor;

               (v) deleting in paragraph (b)(v) thereof the number "$45,000,000" therein and substituting "$55,000,000 minus the ADG Excess" therefor.

               (i) Section 2.10 (CONVERSION OF LOANS, EXCHANGE OF LOANS) shall be amended by (i) inserting in paragraph (a) thereof the words "Term Loans and" immediately preceding the words "Working Capital Loans" in each instance where such words are used, (ii) inserting the words "the Equivalent Dollar Amount of" immediately preceding the number "$5,000,000 in clause (i) of paragraph (b) thereof, (iii) inserting the words "Term Loans and" immediately preceding the words "Working Capital Loans" in the title of such section and in clause (i) of paragraph (b) thereof, and
     (iv) inserting the words "Term Loan or" immediately preceding the words "Working Capital Loan" in each instance where such words are used in clauses (ii) and (iii) of paragraph (b) thereof.

               (j) Section 2.12 (PAYMENTS) shall be amended by deleting the first sentence of paragraph (a)(i) thereof in its entirety and substituting the following therefor "Each Borrower shall make each payment hereunder not later than 1:00 p.m., or 2:00 p.m. with respect to Swing Line Loans (local time at the location of the Agent's Dollar Account, Agent's Multicurrency Account or the Agent's French Franc Account, as applicable) on the day when due in Dollars to the Agent at the Agent's Dollar Account (or, with respect to Multicurrency Loans, in the applicable Alternative Currency at the Agent's Multicurrency Account for the Alternative Currency, or, with respect to Term Loans, in French Francs at the Agent's French Franc Account) in same day funds for the account of the Lenders (or, with respect to Multicurrency Loans, the Multicurrency Lenders)."

               (k) Section 2.16 (USE OF PROCEEDS) shall be amended by deleting the words "Revolving Credit" in paragraph (a) thereof.

               (l)     Section 2.17 (LOAN ALLOCATION) shall be amended by
     (i) inserting the words "(iv) the Term Loan Borrowing shall be requested from the Lenders PRO RATA according to their Term Loan Commitments",
     (ii) renumbering clauses (iv), (v) and (vi) as clauses (v), (vi) and (vii), respectively, (iii) deleting the word "and" immediately preceding the number "(vii)" and (iv) inserting the words "and (viii) each prepayment by the Company of principal of any outstanding Term Loans shall be made for the account of the Lenders PRO RATA according to their respective Facility Shares of the Term Loans" immediately prior to the proviso thereof.

               (m) Section 3.02 (CONDITIONS PRECEDENT TO EACH BORROWING AND ISSUANCE) shall be amended by deleting from clause (iv)(A) of paragraph (a) thereof the number "$45,000,000" therein and substituting "$55,000,000 minus the ADG Excess" therefor.

               (n)     Section 5.01 (AFFIRMATIVE COVENANTS) shall be amended by:

               (i) inserting the words "(except as permitted under Section 5.02(c) and 5.02(d))" immediately prior to the words "cause each of its Subsidiaries to preserve and maintain" in paragraph (d) thereof;

               (ii) deleting paragraph (k) thereof in its entirety and substituting the following therefor:

               "(k) MAINTENANCE OF TOTAL DEBT TO EBITDA RATIO. Maintain a Total Debt to EBITDA Ratio, determined as of the end of each fiscal quarter of the Company, of not greater than the ratio set forth below opposite the period in which the end of such fiscal quarter occurs:

                       PERIOD                                  RATIO
               -----------------------------------     --------------------

               January 1, 1996 to and
               including December 31, 1996                      3.75

               January 1, 1997 to and
               including December 31, 1997                      3.50

               January 1, 1998 and thereafter                   3.00

               (iii) deleting the table in paragraph (l) thereof in its entirety and by substituting the following therefor:

                       PERIOD                                  RATIO
               -----------------------------------     --------------------

               January 1, 1996 to and
               including December 31, 1997                      3.50

               January 1, 1998 and thereafter                   4.00

               (o)     Section 5.02 (NEGATIVE COVENANTS) shall be amended by:

               (i) inserting in clause (iv) of paragraph (a) thereof (x) the words "or any Additional Long-Term Notes" immediately following the words "Long-Term Notes" in the second line thereof and (y) the words "or such Additional Long-Term Notes, as the case may be," immediately following the words "Long-Term Notes" in the fifth line thereof.

               (ii) inserting in clause (ii) of paragraph (b) thereof the words "Term Loans and" immediately preceding the words "the Revolving Credit Facility".

               (iii) (x) inserting in clause (iii)(C) of paragraph (b) thereof the words ", or between Subsidiaries," immediately following the words "between the Company and any Subsidiary" and (y) deleting from clause (iii)(C) of paragraph (b) thereof the number "$30,000,000" and substituting therefor the number "$50,000,000".

               (iv) deleting from clause (iii)(D) of paragraph (b) thereof the number "$30,000,000" therein and substituting "$40,000,000" therefor and further amended by deleting the number "$20,000,000" therein and substituting "$30,000,000" therefor.

               (v)     deleting from clause (iii)(F) of paragraph (b) thereof
          (x) the words "(other than that permitted by Section 5.02(b)(iii)(C)(3))" and substituting therefor the words "(OTHER THAN THAT PERMITTED BY SECTION 5.02(b)(iii)(C) or (M))", (y) the number "$45,000,000" therein and substituting "$55,000,000 MINUS THE ADG EXCESS" therefor and

          (z) the number "$20,000,000" therein and substituting "$30,000,000" therefor.

               (vi) (x) deleting the word "and" at the end of clause (iii)(K) of paragraph (b) thereof, (y) deleting the period at the end of clause (iii)(L) of paragraph (b) thereof and substituting a semicolon therefor and (z) inserting the following new clause (iii)(M) in paragraph (b):

               "(M)    Debt of ADG and any of its Subsidiaries outstanding on
          the date of the ADG Acquisition that was not incurred in anticipation of such acquisition and any refinancings thereof, PROVIDED that the principal amount of any Debt issued in such refinancing does not exceed the principal amount of Debt being refinanced thereby."

               (vii) inserting in paragraph (c) thereof the words ", except to the extent permitted by Section 5.02(d) or Section 5.02(e) and" immediately following the words "or permit any of its Subsidiaries to do so".

               (viii) deleting the word "and" immediately prior to clause (iii) of paragraph (d) thereof and inserting immediately following the proviso to such clause (iii) the following words "and (iv) sales of assets of the Company and its Subsidiaries for cash and for fair market value in an aggregate amount not to exceed $5,000,000 in any fiscal year of the Company (the "Base Amount"); PROVIDED that to the extent that $5,000,000 PLUS any Excess Amount (as hereinafter defined) exceeds the amount of sales made pursuant to this clause (iv) in any fiscal year, sales may be made in the next succeeding fiscal year in the amount of such excess (the "Excess Amount", which shall be zero for the fiscal year ended immediately preceding the Amendment No. 1 Effective Date) PLUS the Base Amount".

               (ix) inserting in clause (i)(A) of paragraph (e) thereof the words "(PROVIDED, that, no other investments may be made in Loan Parties that are Foreign Subsidiaries of the Company pursuant to this clause (i)(A) other than investments in an aggregate amount not in excess of $5,000,000)" immediately after the words "Subsidiary's business" therein.

               (x) deleting from clause (i)(B)(II) of paragraph (e) thereof the number "$200,000,000" therein and substituting "$400,000,000" therefor.

               (xi) inserting immediately prior to the final period of paragraph (e) thereof the words "or (iii) the Company or any Wholly-Owned Subsidiary of the Company from contributing to Bafiges funds required to purchase the capital stock of ADG, or (iv) the Company or any Wholly-Owned Subsidiary of the Company from making contributions to Bafiges in an aggregate amount not in excess of FFr36,000,000 in any fiscal year or (v) any Subsidiary that is not a Loan Party from making investments in the Company or any

          Subsidiary; PROVIDED that Bafiges may not make investments that would otherwise be permitted hereunder in an aggregate amount in excess of FFr3,000,000 per fiscal year ended after the Amendment No. 1 Effective Date PLUS the amount of dividends or distributions made in cash to Bafiges, as a stockholder, by ADG MINUS the amount of capital contributions to or other investments in ADG previously made by Bafiges under this clause (v)."

               (xii) inserting in paragraph (g) thereof the words ", and except that ADG may issue to Butagaz S.A. an aggregate number of shares of ADG that represents no more than 5% of the Voting Power of the capital stock of ADG but does not represent an interest in the capital or profits of ADG" immediately preceding the final period thereof.

               (xiii)  inserting the following as a new paragraph (p) thereof:

               "(p)    ISSUANCE OF ORAS.  Issue, or permit any Subsidiary to
          issue, any OBLIGATIONS REMBOURSABLE EN ACTIONS; PROVIDED that Bafiges may issue ORAs in accordance with the definition thereof notwithstanding Section 5.02(b), 5.02(e) and the immediately preceding clause of this Section 5.02(p); PROVIDED, FURTHER, that any such issuance shall not cause a reduction in the amount of any permitted exception to restrictions contained in this Agreement (other than this Section 5.02(p)).

               (p) Section 8.07 (ASSIGNMENTS AND PARTICIPATIONS) shall be amended by deleting paragraph (a) thereof in its entirety and substituting the following therefor:

          "(a) Each Lender may assign to one or more banks or other entities all or, except with respect to any Multicurrency Loan or any Multicurrency Commitment, a portion of its rights and obligations under this Agreement (including, without limitation, all or a portion of its Term Loan, Working Capital Loans and Revolving Credit Commitment and all of its Multicurrency Loans and Multicurrency Commitment), subject to the following:

               (i) each such assignment shall be effected contemporaneously with an assignment to the same bank or other entity of a constant and not varying percentage of all of the assigning Lender's rights and obligations under and in respect of all of Loans (except, with respect to assignments by a Multicurrency Lender, Multicurrency Loans and Working Capital Loans) and the Loan Documents (including without limitation, the same percentage of the assigning Lender's Term Loans and Revolving Credit Commitment and, with respect to assignments by a Single Currency Lender, Working Capital Loans);

               (ii) with respect to any assignment by a Multicurrency Lender, such Multicurrency Lender may assign a varying percentage of Working Capital Loans, Multicurrency Loans and its

          Multicurrency Commitment; PROVIDED, HOWEVER, that, in an assignment of its Multicurrency Commitment and Multicurrency Loans, a Multicurrency Lender may assign only all of its Multicurrency Loans and its entire Multicurrency Share of the Excess Multicurrency Allotment; PROVIDED, FURTHER, that, each Multicurrency Lender shall assign a constant and non-varying percentage of the assigning Multicurrency Lender's Term Loans and Revolving Credit Commitment; PROVIDED, FURTHER, that any designation of any portion of any Multicurrency Lender's Multicurrency Commitment as a Specified Currency Commitment with respect to any Specified Alternative Currency shall be maintained as such after any assignment);

               (iii) except in the case of an assignment to a Person that, immediately prior to such assignment, was a Lender, the aggregate amount of the Term Loan and Revolving Credit Commitment of the assigning Lender being assigned pursuant to each such assignment (determined as of the date of the Assignment and Acceptance with respect to such assignment) shall in no event be less than the lesser of (A) the entire Term Loan and Revolving Credit Commitment of such Lender at such time or (B) $5,000,000 (PROVIDED, HOWEVER, that if the amount of such assignment is less than the entire amount of the Commitment of the assigning Lender, the amount retained by the assigning Lender must be at least $5,000,000);

               (iv)    each such assignment shall be to an Eligible Assignee and

               (v) the parties to each such assignment shall execute and deliver to the Agent, for its acceptance and recording in the Register, an Assignment and Acceptance, together with a processing and recordation fee of $3,500.

     Upon such execution, delivery, acceptance and recording, from and after the effective date specified in each Assignment and Acceptance, which effective date shall be at least five Business Days after the delivery thereof to the Agent or, if so specified in such Assignment and Acceptance, the date of acceptance thereof by the Agent, (x) the assignee thereunder shall be a party hereto and, to the extent that rights and obligations hereunder have been assigned to it pursuant to such Assignment and Acceptance, have the rights and obligations of a Lender hereunder and (y) the Lender assignor thereunder shall, to the extent that rights and obligations hereunder have been assigned by it pursuant to such Assignment and Acceptance, relinquish its rights and be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all or the remaining portion of an assigning Lender's rights and obligations under this Agreement, such Lender shall cease to be a party hereto, except that such Lender shall continue to be an "Indemnified Party" under Section 8.04(b))."

               (q) Schedule I to the Agreement (DOMESTIC AND LIBOR OFFICES OF LENDERS; TERM LOAN COMMITMENTS; REVOLVING CREDIT COMMITMENTS; MULTICURRENCY COMMITMENTS) is hereby amended and restated in its entirety in the form attached hereto as Attachment A.

               (r) Schedule 1.01-A to the Agreement (GENERAL ALTERNATIVE CURRENCIES AND SPECIFIED ALTERNATIVE CURRENCIES) is hereby amended and restated in its entirety in the form attached hereto as Attachment B.

               (s) Exhibit A-1 to the Agreement (FORM OF ASSIGNMENT AND ACCEPTANCE) is hereby amended and restated in its entirety in the form attached hereto as Attachment C.

               (t) Exhibit A-2 to the Agreement (FORM OF NOTICE OF BORROWING) is hereby amended and restated in its entirety in the form attached hereto as Attachment D.

               (u) Exhibit A-3 to the Agreement (FORM OF NOTICE OF MULTICURRENCY BORROWING) is hereby amended by deleting from clause (D) thereof the number "$45,000,000" and substituting "$55,000,000 minus the ADG Excess" therefor.

          SECTION 2. FACILITY FEE. Notwithstanding anything to the contrary contained in the Agreement, the Company shall pay the amount of Facility Fee accrued and unpaid to the Amendment Effective Date on the Amendment Effective Date, if the Amendment Effective Date is not a date upon which such fees are otherwise payable. After the Amendment Effective Date, the Company shall pay the Facility Fee in accordance with the terms of the Agreement; PROVIDED that no further Facility Fee shall be payable with respect to any period for which a Facility Fee was paid in accordance with this Section 2.

          SECTION 3. TRANSITION PROVISIONS. (a) On the Amendment Effective Date the Borrowers shall repay the full principal amount of all Loans outstanding under the Agreement on such date (exclusive of Loans made on such date), together with all other amounts payable under the Agreement in connection with such repayment, including, without limitation, interest accrued with respect to such Loans repaid and costs of the Lenders set forth in Section 2.15 of the Agreement. The Agent shall apply the proceeds of such repayment in accordance with the Agreement prior to giving effect to this Amendment. With respect to any Loan that is requested to be made on the Amendment Effective Date, the Agent shall request such Loans from the Lenders in accordance with the terms of the Agreement (after giving effect to this Amendment). The Agent will notify each Lender of the amount of any Loan such Lender shall be required to make and of the amount of any such repayment that such Lender shall receive on the Amendment Effective Date. On the Amendment Effective Date each Lender making a Loan hereunder will transfer to the Agent the amount of its Loan in accordance with the terms of the Agreement (after giving effect to this Amendment). Each Letter of Credit outstanding under the Agreement on the Amendment Effective Date shall remain outstanding as a Letter of Credit in accordance with the terms thereof and the Agreement on and after the Amendment Effective Date.

          (b) Any delivery of any Notice of Borrowing prior to the Amendment Effective Date in accordance with the terms of the Agreement (after giving effect to this Amendment) shall be effective upon the occurrence of the Amendment Effective Date with respect to the obligations of the Lenders under the Agreement (after giving effect to this Amendment) as if this Amendment were effective on the date of delivery of such notice.

          (c) With respect to any notice of any prepayment of Loans to be made on the Amendment Effective Date, notwithstanding Section 2.09 of the Agreement (but subject to such Borrower's other obligations under the Agreement, including, without limitation, Sections 2.11, 2.13 and 2.15 of the Agreement), any Borrower may give such irrevocable notice at or prior to 10:00 a.m. on the Amendment Effective Date.

          (d) The amendments herein to the definition of "Applicable Margin" and to the table in Section 2.05 shall cause, effective upon the Amendment Effective Date, the Applicable Margin and the Facility Fee to adjust such that the Applicable Margin and the Facility Fee effective from the Amendment Effective Date to the immediately following Adjustment Date shall be determined with reference to the Total Debt to EBITDA Ratio calculated based on the financial statements most recently delivered pursuant to Section 5.01(n)(iii) or
(iv) of the Agreement.

          SECTION 4. REPRESENTATIONS AND WARRANTIES. Each Borrower represents and warrants as of the date hereof that: (a) this Amendment has been duly executed and delivered by such Borrower and that this Amendment constitutes such Borrower's legal, valid and binding obligation, enforceable against such Borrower in accordance with its terms, (b) no Default has occurred and is continuing and, (c) the representations and warranties made or deemed to have been made by such Borrower in Article IV of the Agreement are true and correct in all material respects on and as of the date hereof (or, if any such representation or warranty is expressly stated to have been made as of a specific earlier date, as of such date). It shall be an Event of Default for all purposes of the Agreement if any of the representations and warranties made herein shall be, or shall prove to have been, false or misleading as of the time made in any material respect.

          SECTION 5.   CONFIRMATION OF COMPANY GUARANTY.  The Company hereby
(a) reaffirms and restates as of the date hereof the obligations of the Company pursuant to the Company Guaranty, (b) confirms that the Guaranteed Obligations (as defined in the Company Guaranty) shall include, without limitation, the Obligations of each Foreign Borrower under the Credit Agreement and each other Loan Document, as each may be amended hereby, (c) consents to the increase in the Multicurrency Facility as provided herein and (d) agrees that each reference to the Credit Agreement or words of similar import in each Loan Document shall be a reference to the Credit Agreement as amended hereby.

          SECTION 6. CONFIRMATION OF LENDER. Each party hereto hereby agrees that, on the Amendment Effective Date, Banque Francaise du Commerce Exterieur ("BFCE") shall become a Lender under the Amended and Restated Credit Agreement and agrees that each reference in the Amended and Restated Credit Agreement and each other Loan Document to a Lender shall thereupon also mean and be a reference to BFCE. BFCE shall have the rights and the obligations of a Lender under the Agreement and shall be bound by the provisions thereof, including, without limitation, Article VII of the Agreement, as if an original signatory thereto, except as expressly provided herein. The Initial Date with respect to BFCE shall be the

Amendment Effective Date. BFCE hereby appoints and authorizes the Agent to take such action as agent on its behalf and to exercise such powers and discretion under the Loan Documents as are delegated to the Agent by the terms thereof, together with such powers as are reasonably incidental thereto.

          SECTION 7. NO OTHER CONSENTS, WAIVERS OR AMENDMENTS. Except as specifically provided in this Amendment, no other consents, waivers or amendments are made or permitted hereby to the Agreement. All other terms and conditions of the Agreement remain in full force and effect and apply fully to this Amendment.

          SECTION 8. EFFECTIVENESS. This Amendment shall become effective on the date (the "Amendment Effective Date") that the following conditions precedent shall have been satisfied:

               (a) The Agent shall have received on or before the Amendment Effective Date the following documents (each document to be received by the Agent shall be in form and substance satisfactory to the Agent), each dated such date (unless otherwise specified):

               (i) a copy of this Amendment, duly executed by the Borrowers, the Agent and the Lenders;

               (ii) a copy of the Confirmation of Subsidiary Guaranty that follows the signature pages hereof, duly executed by each of the Subsidiaries party to the Subsidiary Guaranty;

               (iii) a copy of such executed Assignment and Acceptances, if any, as are necessary to effect this Amendment, duly executed by each of the parties thereto;

               (iv) a copy of the certificate of incorporation of the Company and each amendment thereto, certified as of a recent date prior to the Amendment Effective Date by the Secretary of State of the State of Delaware as being a true and correct copy thereof;

               (v) a copy of a certificate of the Secretary of State of the State of Delaware, dated as of a recent date prior to the Amendment Effective Date, listing the certificate of incorporation of the Company and each amendment thereto on file in his or her office and certifying that (A) such amendments are the only amendments to the Company's certificate of incorporation on file in his or her office,
          (B) the Company has paid all franchise taxes to the date of such certificate and (C) the Company is duly incorporated and in good standing under the laws of the State of Delaware;

               (vi) a certificate of each Borrower, signed on behalf of such Borrower by its President or any Vice President or equivalent officer and the Secretary or any Assistant Secretary or equivalent officer, dated the Amendment Effective Date, certifying as to (A) a true and correct copy of the charter or other appropriate organizational documents of such Borrower as in effect on the date thereof, (B) a true and correct copy of the bylaws or other appropriate organizational documents of such

          Borrower as in effect on the date thereof, (C) the due incorporation and good standing of such Borrower as a corporation organized under the laws of its state or other jurisdiction of incorporation, and the absence of any proceeding for the dissolution or liquidation of such Borrower, (D) the truth in all material respects of the representations and warranties contained in the Loan Documents as though made on and as of the Amendment Effective Date, (E) the absence of any event occurring and continuing that constitutes a Default, and
          (F) the filing by such Borrower of all Federal, foreign, state and local tax returns required by law to be filed by such Borrower on or prior to such date and the timely payment by such Borrower of all taxes shown thereon to be due;

               (vii) a certificate of each Loan Party (other than any Borrower), signed on behalf of such Loan Party by its President or any Vice President or equivalent officer and the Secretary or any Assistant Secretary or equivalent officer, dated the Amendment Effective Date, certifying as to (A) the absence of any amendment to the charter or other appropriate organizational documents of such Loan Party since the Original Closing Date, or, with respect to any Loan Party that was not a Loan Party on the Original Closing Date, the date such Loan Party became a Loan Party, (B) the absence of any amendment to the bylaws or other appropriate organizational documents of such Loan Party since the Original Closing Date, or, with respect to any Loan Party that was not a Loan Party on the Original Closing Date, the date such Loan Party became a Loan Party, (C) the due incorporation and good standing of such Loan Party as a corporation organized under the laws of its state or other jurisdiction of incorporation, and the absence of any proceeding for the dissolution or liquidation of such Loan Party, (D) the truth in all material respects of the representations and warranties contained in the Loan Documents as though made on and as of the Amendment Effective Date, (E) the absence of any event occurring and continuing that constitutes a Default, and
          (F) the filing by such Loan Party of all Federal, foreign, state and local tax returns required by law to be filed by such Loan Party on or prior to such date and the timely payment by such Loan Party of all taxes shown thereon to be due;

               (viii) a certificate of the Secretary or any Assistant Secretary or equivalent officer of each Loan Party dated the Amendment Effective Date certifying (A) as to the adoption of resolutions by the Board of Directors of such Loan Party in form attached thereto, and that such resolutions have not been rescinded, modified or amended and remain in full force and effect, and (B) the names and true signatures of the officers of such Loan Party authorized to sign each documents to be delivered hereunder by such Loan Party;

               (ix) favorable opinions of (i) Paul, Weiss, Rifkind, Wharton & Garrison, counsel for the Company, and (ii) the Senior Vice
          President - Legal Affairs of the Company, each as to such matters as the Agent or any Lender may request;

               (x) a Notice of Borrowing by the Company with respect to the Term Loans in accordance with Section 2.03(a), as amended hereby;

               (xi) such other approvals, opinions or documents as Required Lenders or the Agent may reasonably request;

               (b) No event has occurred and is continuing that constitutes a Default under the Agreement on the date hereof or on the Amendment Effective Date, or after giving effect to the transactions contemplated hereby, under this Amendment No. 1;

               (c) The receipt by the Agent of all fees of the Agent and the Lenders that are due to the extent such fees have been presented to a Borrower for payment;

               (d) The Company shall have repaid, or shall have caused the repayment of, an aggregate principal amount of Revolving Credit Loans equal to the amount, if any, by which the SUM of (A) the aggregate outstanding principal amount of the Revolving Credit Loans, PLUS (B) any unpaid Reimbursement Obligations, PLUS (C) the maximum amount then available to be drawn under outstanding Letters of Credit (assuming compliance with all conditions to drawing) and (D) the aggregate principal amount of Debt of Foreign Subsidiaries described in Section 5.02(b)(iii)(F) in excess of $55,000,000, exceeds the Available Revolving Credit Facility Amount after giving effect to this Amendment; PROVIDED, that any such repayment may be effected with the proceeds of the Term Loan Borrowing;

               (e) The Amendment Effective Date shall have occurred on or prior to May 14, 1996.

Upon such effectiveness, the Agent shall promptly notify the Company and each of the Lenders of such effectiveness.

          SECTION 9. COUNTERPARTS. This Amendment may be executed in any number of counterparts, each of which shall be identical and all of which, when taken together, shall constitute one and the same instrument, and any of the parties hereto may execute this Amendment by signing any such counterpart.

          SECTION 10. BINDING EFFECT. This Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

          SECTION 11. GOVERNING LAW. This Amendment shall be governed by, and construed in accordance with, the laws of the State of New York.

          IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the day and year first above written.

                                   THE COLEMAN COMPANY, INC., as a Borrower

                                   By:  /s/ H. MacGregor Clarke
                                      ------------------------------------------
                                   Name:   H. MacGregor Clarke
                                   Title:  Vice President and Treasurer

                                   COLEMAN JAPAN CO., LTD., as a Borrower

                                   By:  /s/ Larry E. Sanford
                                      ------------------------------------------
                                   Name:   Larry E. Sanford
                                   Title:  Director

                                   COLEMAN (DEUTSCHLAND) GmbH, as a Borrower

                                   By:  /s/ Larry E. Sanford
                                      ------------------------------------------
                                   Name:   Larry E. Sanford
                                   Title:  Managing Director

                                   CREDIT SUISSE, as Agent and a Lender

                                   By:  /s/ Juerg Jomner
                                      ------------------------------------------
                                   Name:   Juerg Jomner
                                   Title:  Associate

                                   By:  /s/ Michael C. Mast
                                      ------------------------------------------
                                   Name:   Michael C. Mast
                                   Title:  Member of Senior Management

                                   CHEMICAL BANK, as a Lender

                                   By:  /s/ Peter C. Eckstein
                                      ------------------------------------------
                                   Name:   Peter C. Eckstein
                                   Title:  Vice President

                                   CITIBANK, N.A., as a Lender

                                   By:  /s/ Julie Eisner
                                      ------------------------------------------
                                   Name:   Julie Eisner, Managing Director
                                   Title:  Attorney-In-Fact

                                   BANK OF AMERICA NATIONAL TRUST AND SAVINGS
                                    ASSOCIATION, as a Lender

                                   By:  /s/ Donald J. Chin
                                      ------------------------------------------
                                   Name:   Donald J. Chin
                                   Title:  Vice President

                                   THE LONG TERM CREDIT BANK OF JAPAN, LTD., LOS
                                    ANGELES AGENCY, as a Lender

                                   By:  /s/ Genichi Imai
                                      ------------------------------------------
                                   Name:   Genichi Imai
                                   Title:  Joint General Manager

                                   NATIONSBANK (CAROLINAS), N.A., as a Lender

                                   By:  /s/ S. Lynn Callicott
                                      ------------------------------------------
                                   Name:   S. Lynn Callicott
                                   Title:  Vice President

                                   TORONTO DOMINION (TEXAS), INC., as a Lender

                                   By:  /s/ Lisa Allison
                                      ------------------------------------------
                                   Name:   Lisa Allison
                                   Title:  Vice President

                                   BANK IV KANSAS, N.A., as a Lender

                                   By:  /s/ Michael E. Wegeng
                                      ------------------------------------------
                                   Name:   Michael E. Wegeng
                                   Title:  Senior Vice President

                                   THE YASUDA TRUST & BANKING COMPANY, LIMITED,
                                    CHICAGO BRANCH, as a Lender

                                   By:  /s/ Joseph C. Meek
                                      ------------------------------------------
                                   Name:   Joseph C. Meek
                                   Title:  First Vice President and Manager

                                   THE FIRST NATIONAL BANK OF BOSTON,
                                    as a Lender

                                   By:  /s/ Richard D. Hill, Jr.
                                      ------------------------------------------
                                   Name:   Richard D. Hill, Jr.
                                   Title:  Director

                                   THE FUJI BANK LIMITED, as a Lender

                                   By:  /s/ Katsunori Nozawa
                                      ------------------------------------------
                                   Name:   Katsunori Nozawa
                                   Title:  Vice President and Manager

                                   ISTITUTO BANCARIO SAN PAOLO DI TORINO S.P.A.,
                                    as a Lender

                                   By:  /s/ William J. DeAngelo
                                      ------------------------------------------
                                   Name:   William J. DeAngelo
                                   Title:  First Vice President

                                   By:  /s/ Ettore Viazzo
                                      ------------------------------------------
                                   Name:   Ettore Viazzo
                                   Title:  Vice President

                                   THE NIPPON CREDIT BANK, LTD., as a Lender

                                   By:  /s/ Yoshihide Watanabe
                                      ------------------------------------------
                                   Name:   Yoshihide Watanabe
                                   Title:  Vice President and Manager

                                   THE BANK OF NEW YORK, as a Lender

                                   By:  /s/ Robert Louk
                                      ------------------------------------------
                                   Name:   Robert Louk
                                   Title:  Vice President

                                   INDUSTRIAL BANK OF JAPAN, as a Lender

                                   By:  /s/ Junri Oda
                                      ------------------------------------------
                                   Name:   Junri Oda
                                   Title:  Senior Vice President

                                   UNION BANK OF CALIFORNIA, N.A., as a Lender

                                   By:  /s/ Cary Moore
                                      ------------------------------------------
                                   Name:   Cary Moore
                                   Title:  Vice President

                                   By:  /s/ Patricia Samson
                                      ------------------------------------------
                                   Name:   Patricia Samson
                                   Title:  Credit Officer

                                   BANQUE FRANCAISE DU COMMERCE EXTERIEUR,
                                    as a Lender

                                   By:  /s/ Timothy Daileader
                                      ------------------------------------------
                                   Name:   Timothy Daileader
                                   Title:  Assistant Vice President

                                   By:  /s/ William Maier
                                      ------------------------------------------
                                   Name:   William Maier
                                   Title:  Vice President - Group Manager

                                   THE SUMITOMO BANK, LIMITED, NEW YORK BRANCH,
                                    as a Lender

                                   By:  /s/  Yoshinori Kawamura
                                      ------------------------------------------
                                   Name:   Yoshinori Kawamura
                                   Title:  Joint General Manager

                       CONFIRMATION OF SUBSIDIARY GUARANTY

     Each of the undersigned (the "Guarantors") hereby (i) approves, ratifies, confirms and acknowledges the attached Amendment (the "Amendment"; terms defined therein being used herein as therein defined), (ii) reaffirms and restates as of the date hereof the obligations of such Guarantor pursuant to the Subsidiary Guaranty dated as of May 4, 1994 (as supplemented by Supplement No. 1 thereto dated as of March 9, 1995, by Supplement No. 2 thereto dated as of July 14, 1995 and by Supplement No. 3 thereto dated as of December 21, 1995, the "Subsidiary Guaranty") by the Guarantors in favor of the Agent and (iii) agrees that each reference to the Credit Agreement or words of similar import in each Loan Document to which such Guarantor is party shall be a reference to the Amended and Restated Credit Agreement, as amended by the Amendment. Each of the undersigned further represents and warrants to each Lender and the Agent that
(a) this acknowledgment has been duly executed and delivered by such Guarantor and constitutes such Guarantor's legal, valid and binding obligation, enforceable in accordance with its terms, and, (b) immediately after giving effect to the Amended and Restated Credit Agreement, as amended by the Amendment, (i) no Default has occurred and is continuing and (ii) the representations and warranties made by such Guarantor in Section 5 of the Subsidiary Guaranty are true, correct and complete in all material respects as if made on and as of the date hereof, except that any such representation or warranty stated to relate to a specific earlier date is true and correct as of such earlier date. It shall be an Event of Default for all purposes of the Subsidiary Guaranty and the other Loan Documents if any of the representations and warranties made herein shall be, or shall prove to have been, false or misleading as of the time made in any material respect.

Dated:    April 30, 1996

                                        GUARANTORS
                                        ----------
                                        AUSTRALIAN COLEMAN, INC.
                                        BEACON EXPORTS, INC.
                                        COLEMAN COUNTRY, LTD.
                                        COLEMAN POWERMATE, INC.
                                        COLEMAN POWERMATE COMPRESSORS, INC.
                                        COLEMAN SPAS, INC.
                                        COLEMAN U.K., INC.
                                        COLEMAN VENTURE CAPITAL, INC.
                                        KANSAS ACQUISITION CORP.
                                        NIPPON COLEMAN, INC.
                                        SEATT CORPORATION
                                        SIERRA CORPORATION OF FORT SMITH, INC.
                                        GENERAL ARCHERY INDUSTRIES, INC.
                                        PEARSON HOLDINGS INCORPORATED
                                        WOODCRAFT EQUIPMENT COMPANY
                                        RIVER VIEW CORPORATION OF BARLING, INC.


                                        By:  /s/ Larry E. Sanford
                                           -------------------------------------
                                        Name:   Larry E. Sanford
                                        Title:  Vice President and Secretary

                                        EASTPAK CORPORATION
                                        EASTPAK MANUFACTURING CORPORATION

                                        By:  /s/ Larry E. Sanford
                                           -------------------------------------
                                        Name:   Larry E. Sanford
                                        Title:  Executive Vice President-Law,
                                                  Administration & Development
                                                  and Secretary

                                        TAYMAR INC.

                                        By:  /s/ Larry E. Sanford
                                           -------------------------------------
                                        Name:   Larry E. Sanford
                                        Title:  President


                                        2